United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 22, 2016

Date of Report (Date of earliest event reported)

LATTICE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-34249	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

N/A ___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material definitive Agreement

The disclosure contained in Item 3.02 is incorporated by reference in this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

On April 22, 2016, pursuant to the terms of a Securities Purchase Agreement dated April 20, 2016 (the “Placement Agreement”), the Company sold an aggregate of 10,633,336 shares of its common stock to 15 accredited investors for aggregate gross proceeds of $382,800. In connection with the sale of the shares, the Company paid a placement agent fee of $19,140 in cash to Boenning & Scattergood, Inc. (“B&S”) and will issue B&S a warrant to purchase 319,000 shares of the Company’s common stock at the price of $0.06 per share. The investors were granted piggyback registration rights in connection with the Placement Agreement. The Company may sell up to an additional $217,200 of shares pursuant to the terms of the Placement Agreement. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 28, 2016

LATTICE INCORPORATED

By: /s/ Joe Noto
Name: Joe Noto
Title: Chief Financial Officer

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